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                                                                    EXHIBIT 99.6



                         CONSENT OF CAROLINE S. MCBRIDE

     I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement filed by Maguire Properties, Inc. on From S-11 (File No. 333-101170) and the related Prospectus and any amendments thereto.


Dated: May 12, 2003

                                                     CAROLINE S. MCBRIDE


                                                     /s/ Caroline S. McBride
                                                     ---------------------------
                                                     Caroline S. McBride